Exhibit (h)(4)

SUPPLEMENT TO THE

SECOND AMENDED AND RESTATED SUPERVISION AND ADMINISTRATION

AGREEMENT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

February 25, 2015

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE: PIMCO RAE Fundamental Emerging Markets Fund, PIMCO RAE Fundamental Global ex-US Fund, PIMCO RAE Fundamental Global Fund, PIMCO RAE Fundamental International Fund, PIMCO RAE Fundamental US Fund and PIMCO RAE Fundamental US Small Fund (each a “Fund,” and collectively, the “Funds”)

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and Pacific Investment Management Company LLC (the “Administrator”) as follows:

1.

This Trust is an open-end investment company organized as a Delaware statutory trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The Funds are each a separate investment portfolio of the Trust.

2.

The Trust and the Administrator have entered into a Second Amended and Restated Supervision and Administration Agreement (the “Agreement”) dated February 29, 2012, as supplemented from time to time, pursuant to which the Trust has employed the Administrator to provide supervisory and administrative services to the Trust as set forth in that Agreement.

3.

As provided in paragraph 1 of the Agreement, the Trust hereby adopts the Agreement with respect to the Funds and the Administrator hereby acknowledges that the Agreement shall pertain to the Funds, the terms and conditions of such Agreement being hereby incorporated herein by reference.

4.

Subject to the approval of the Trust’s Board of Trustees, the Trust consents to the Administrator’s delegation of some or all of its responsibilities under the Agreement with respect to the Funds to a qualified party or parties. Such delegation shall be evidenced by a written agreement to which the Trust need not be a party but which shall be subject to Trustee review and approval. Nothing contained herein shall be deemed to limit in any way the Administrator’s ability to delegate its duties under the Agreement with respect to any other series of shares of the Trust.

Exhibit (h)(4)

5.

As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to PIMCO RAE Fundamental Global Fund and PIMCO RAE Fundamental International Fund pay the Administrator a monthly fee calculated as a percentage (on an annual basis) of the average daily value of net assets of such Fund during the preceding month, at a rate of 0.30% for Administrative Class and Institutional Class and at a rate of 0.40% for Class A, Class C, Class D, Class P and Class R.

6.

As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to PIMCO RAE Fundamental US Fund and PIMCO RAE Fundamental US Small Fund pay the Administrator a monthly fee calculated as a percentage (on an annual basis) of the average daily value of net assets of such Fund during the preceding month, at a rate of 0.25% for Administrative Class and Institutional Class, at a rate of 0.35% for Class P, and at a rate of 0.40% for Class A, Class C, Class D and Class R.

7.

As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to PIMCO RAE Fundamental Global ex-US Fund pay the Administrator a monthly fee calculated as a percentage (on an annual basis) of the average daily value of net assets of such Fund during the preceding month, at a rate of 0.35% for Administrative Class and Institutional Class and at a rate of 0.45% for Class A, Class C, Class D, Class P and Class R.

8.

As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to PIMCO RAE Fundamental Emerging Markets Fund pay the Administrator a monthly fee calculated as a percentage (on an annual basis) of the average daily value of net assets of such Fund during the preceding month, at a rate of 0.45% for Administrative Class and Institutional Class and at a rate of 0.55% for Class A, Class C, Class D, Class P and Class R.

9.

The Trust and the Administrator hereby agree to amend the Agreement as of the date hereof to add the Funds to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

10.

This Supplement and the Agreement shall become effective with respect to the Funds and each class thereof on February 25, 2015 and shall remain in effect with respect to each Fund and each class thereof, unless sooner terminated as provided herein, for a period not to exceed one year from the effective date and shall continue thereafter on an annual basis with respect to each Fund and each class thereof provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, and (b) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act of

Exhibit (h)(4)

1940, as amended (the “1940 Act”)) of the Trust or the Administrator, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated with respect to each Fund and each class thereof at any time, without the payment of any penalty: (i) by a vote of a majority of the entire Board of Trustees of the Trust or by a majority of the outstanding voting shares of each of the Funds and each class thereof, as applicable, or, with respect to a particular class of the Funds, by a vote of a majority of the outstanding shares of such class, on 60 days’ written notice to the Administrator; or (ii) after the initial period commencing on the effective date, by the Administrator at any time on 60 days’ written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

Exhibit (h)(4)

If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES

By:	/s/ Henrik Larsen
Title:	Vice President

ACCEPTED

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter Strelow
Title:	Managing Director

Exhibit (h)(4)

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of February 25, 2015

Institutional and Administrative Classes - Supervisory and Administrative Fee Rates (%)

	Core	Other
Fund	Expenses[1]	Expenses	Total
PIMCO Balanced Income Fund	0.10	0.20	0.30
PIMCO Dividend and Income Builder Fund	0.10	0.20	0.30
PIMCO Emerging Multi-Asset Fund	0.10	0.35	0.45
PIMCO EqS® Emerging Markets Fund	0.10	0.35	0.45
PIMCO EqS® Long/Short Fund	0.10	0.35	0.45
PIMCO EqS Pathfinder Fund®	0.10	0.20	0.30
PIMCO Global Dividend Fund	0.10	0.20	0.30
PIMCO International Dividend Fund	0.10	0.20	0.30
PIMCO RAE Fundamental Emerging Markets Fund	0.10	0.35	0.45
PIMCO RAE Fundamental Global ex-US Fund	0.10	0.25	0.35
PIMCO RAE Fundamental Global Fund	0.10	0.20	0.30
PIMCO RAE Fundamental International Fund	0.10	0.20	0.30
PIMCO RAE Fundamental US Fund	0.10	0.15	0.25
PIMCO RAE Fundamental US Small Fund	0.10	0.15	0.25
PIMCO RealPathTM Blend Income Fund	0.02	0.00	0.02
PIMCO RealPathTM Blend 2020 Fund	0.02	0.00	0.02
PIMCO RealPathTM Blend 2025 Fund	0.02	0.00	0.02
PIMCO RealPathTM Blend 2030 Fund	0.02	0.00	0.02
PIMCO RealPathTM Blend 2035 Fund	0.02	0.00	0.02
PIMCO RealPathTM Blend 2040 Fund	0.02	0.00	0.02
PIMCO RealPathTM Blend 2045 Fund	0.02	0.00	0.02
PIMCO RealPathTM Blend 2050 Fund	0.02	0.00	0.02
PIMCO RealPathTM Blend 2055 Fund	0.02	0.00	0.02
PIMCO U.S. Dividend Fund	0.10	0.20	0.30
[1] Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Exhibit (h)(4)

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of February 25, 2015

Classes A and C - Supervisory and Administrative Fee Rates (%)

	Core	Other
Fund	Expenses[1]	Expenses	Total
PIMCO Balanced Income Fund	0.10	0.30	0.40
PIMCO Dividend and Income Builder Fund	0.10	0.30	0.40
PIMCO Emerging Multi-Asset Fund	0.10	0.45	0.55
PIMCO EqS® Emerging Markets Fund	0.10	0.45	0.55
PIMCO EqS® Long/Short Fund	0.10	0.45	0.55
PIMCO EqS Pathfinder Fund®	0.10	0.30	0.40
PIMCO Global Dividend Fund	0.10	0.30	0.40
PIMCO International Dividend Fund	0.10	0.30	0.40
PIMCO RAE Fundamental Emerging Markets Fund	0.10	0.45	0.55
PIMCO RAE Fundamental Global ex-US Fund	0.10	0.35	0.45
PIMCO RAE Fundamental Global Fund	0.10	0.30	0.40
PIMCO RAE Fundamental International Fund	0.10	0.30	0.40
PIMCO RAE Fundamental US Fund	0.10	0.30	0.40
PIMCO RAE Fundamental US Small Fund	0.10	0.30	0.40
PIMCO RealPathTM Blend Income Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2020 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2025 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2030 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2035 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2040 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2045 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2050 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2055 Fund	0.10	0.17	0.27
PIMCO U.S. Dividend Fund	0.10	0.30	0.40
[1] Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Exhibit (h)(4)

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of February 25, 2015

Class D - Supervisory and Administrative Fee Rates (%)

	Core	Other
Fund	Expenses[1]	Expenses	Total
PIMCO Balanced Income Fund	0.10	0.30	0.40
PIMCO Dividend and Income Builder Fund	0.10	0.30	0.40
PIMCO Emerging Multi-Asset Fund	0.10	0.45	0.55
PIMCO EqS® Emerging Markets Fund	0.10	0.45	0.55
PIMCO EqS® Long/Short Fund	0.10	0.45	0.55
PIMCO EqS Pathfinder Fund®	0.10	0.30	0.40
PIMCO Global Dividend Fund	0.10	0.30	0.40
PIMCO International Dividend Fund	0.10	0.30	0.40
PIMCO RAE Fundamental Emerging Markets Fund	0.10	0.45	0.55
PIMCO RAE Fundamental Global ex-US Fund	0.10	0.35	0.45
PIMCO RAE Fundamental Global Fund	0.10	0.30	0.40
PIMCO RAE Fundamental International Fund	0.10	0.30	0.40
PIMCO RAE Fundamental US Fund	0.10	0.30	0.40
PIMCO RAE Fundamental US Small Fund	0.10	0.30	0.40
PIMCO RealPathTM Blend Income Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2020 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2025 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2030 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2035 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2040 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2045 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2050 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2055 Fund	0.10	0.17	0.27
PIMCO U.S. Dividend Fund	0.10	0.30	0.40
[1] Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Exhibit (h)(4)

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of February 25, 2015

Class R - Supervisory and Administrative Fee Rates (%)

	Core	Other
Fund	Expenses[1]	Expenses	Total
PIMCO Balanced Income Fund	0.10	0.30	0.40
PIMCO Dividend and Income Builder Fund	0.10	0.30	0.40
PIMCO Emerging Multi-Asset Fund	0.10	0.45	0.55
PIMCO EqS® Emerging Markets Fund	0.10	0.45	0.55
PIMCO EqS® Long/Short Fund	0.10	0.45	0.55
PIMCO EqS Pathfinder Fund®	0.10	0.30	0.40
PIMCO Global Dividend Fund	0.10	0.30	0.40
PIMCO International Dividend Fund	0.10	0.30	0.40
PIMCO RAE Fundamental Emerging Markets Fund	0.10	0.45	0.55
PIMCO RAE Fundamental Global ex-US Fund	0.10	0.35	0.45
PIMCO RAE Fundamental Global Fund	0.10	0.30	0.40
PIMCO RAE Fundamental International Fund	0.10	0.30	0.40
PIMCO RAE Fundamental US Fund	0.10	0.30	0.40
PIMCO RAE Fundamental US Small Fund	0.10	0.30	0.40
PIMCO RealPathTM Blend Income Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2020 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2025 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2030 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2035 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2040 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2045 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2050 Fund	0.10	0.17	0.27
PIMCO RealPathTM Blend 2055 Fund	0.10	0.17	0.27
PIMCO U.S. Dividend Fund	0.10	0.30	0.40
[1] Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Exhibit (h)(4)

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of February 25, 2015

Class P – Supervisory and Administrative Fee Rates (%)

	Core	Other
Fund	Expenses[1]	Expenses	Total
PIMCO Balanced Income Fund	0.10	0.30	0.40
PIMCO Dividend and Income Builder Fund	0.10	0.30	0.40
PIMCO Emerging Multi-Asset Fund	0.10	0.45	0.55
PIMCO EqS® Emerging Markets Fund	0.10	0.45	0.55
PIMCO EqS® Long/Short Fund	0.10	0.45	0.55
PIMCO EqS Pathfinder Fund®	0.10	0.30	0.40
PIMCO Global Dividend Fund	0.10	0.30	0.40
PIMCO International Dividend Fund	0.10	0.30	0.40
PIMCO RAE Fundamental Emerging Markets Fund	0.10	0.45	0.55
PIMCO RAE Fundamental Global ex-US Fund	0.10	0.35	0.45
PIMCO RAE Fundamental Global Fund	0.10	0.30	0.40
PIMCO RAE Fundamental International Fund	0.10	0.30	0.40
PIMCO RAE Fundamental US Fund	0.10	0.25	0.35
PIMCO RAE Fundamental US Small Fund	0.10	0.25	0.35
PIMCO RealPathTM Blend Income Fund	0.10	0.02	0.12
PIMCO RealPathTM Blend 2020 Fund	0.10	0.02	0.12
PIMCO RealPathTM Blend 2025 Fund	0.10	0.02	0.12
PIMCO RealPathTM Blend 2030 Fund	0.10	0.02	0.12
PIMCO RealPathTM Blend 2035 Fund	0.10	0.02	0.12
PIMCO RealPathTM Blend 2040 Fund	0.10	0.02	0.12
PIMCO RealPathTM Blend 2045 Fund	0.10	0.02	0.12
PIMCO RealPathTM Blend 2050 Fund	0.10	0.02	0.12
PIMCO RealPathTM Blend 2055 Fund	0.10	0.02	0.12
PIMCO U.S. Dividend Fund	0.10	0.30	0.40
[1] Core Expenses includes custody, portfolio accounting and tax preparation expenses.